Exhibit 10.34

LEAPFROG ONLINE MEDIA PROVIDER AGREEMENT

THIS AGREEMENT (“Agreement”) is made and is effective as of this 7th day of April, 2005, (“Effective Date”) by and between Leapfrog Online Customer Acquisition, LLC (“Leapfrog Online”), a Limited Liability Company organized under the laws of the State of Delaware, and CREDITCARDS.COM, LP (“Media Provider”), a Partnership organized under the laws of the State of Texas.

1. Media Provider Information.

Company: CREDITCARDS.COM, LP	Site Name: CreditCards.com

Address: 7301 RR 620 North Ste 155-150	Site URL: www.creditcards.com

City, State, Zip: Austin, TX, 78726

Tax ID:

2.                          Term. This Agreement shall commence on the Effective Date and shall continue for a period of one (1)year. This Agreement shall automatically renew annually thereafter for consecutive one-year terms on the same terms and conditions unless otherwise agreed to in writing by the parties.

3.                          Insertion Order(s). All services delivered by Media Provider and the related compensation for such services shall be described in one or more Insertion Orders (IO), in the same form as that attached hereto as Exhibit A. Once executed by Leapfrog Online and the Media Provider, each IO shall be governed by the terms and conditions of this Agreement.

4.                          Termination.

(a)                     Without Cause. Either party may terminate this Agreement or any individual IO upon giving a minimum of fifteen (15) days’ advance written notice to the other party.

(b)                    With Cause. If a party seeks to terminate this Agreement as a result of a material breach by the other party, the non-breaching party shall give written notice of the breach to the breaching party. If the breach is not cured by the breaching party within ten (10) days after such notice is given, the non-breaching party may immediately terminate the Agreement by subsequent written notice to the party in breach.

(c)                     The termination of this Agreement pursuant to Section 4(a) or 4(b) will result in the termination of all IO’s executed between the parties and made a part of this Agreement. However, the termination of any individual IO pursuant to Section 4(a) shall not result in the termination of this Agreement or any other outstanding IO’s executed between the parties.

5.                          Leapfrog Online Obligations.

(a)                     Client Campaigns and Unique Tags. For each IO executed by the parties pursuant to this Agreement, Leapfrog Online will provide Media Provider with an unique Universal Resource Locator (“Unique Tag”), artwork, and related advertisement materials (collectively referred to as the “Ad Materials”) which shall be affixed appropriately by Media Provider to its Web pages, e-mails, affiliate Web pages and/or other content segments (collectively, “Media Provider Properties”) as mutually agreed upon by the parties. The services to be provided pursuant to any given IO shall be referred to as “Client Campaigns.” If the elements of any particular Client Campaign change during the term of this Agreement (including, but not limited to, the creative content, the client offer, Media Provider compensation and/or placement), Leapfrog Online will provide Media Provider with a modified Unique Tag for the Client Campaign. Media Provider acknowledges that the Unique Tag is Leapfrog Online’s mechanism for tracking the volume of client offers under each Client Campaign. Consequently, Media Provider’s failure to use the correct

Unique Tag can result in understated volume, which may directly affect Media Provider’s compensation under this Agreement.

(b)                    Leapfrog Online will provide Media Provider with access to reports that will disclose the volume of client offers delivered and the revenue produced therefrom. Frequency of the Media Provider reports will be determined by the Client Campaign.

6.                          Media Provider Obligations.

(a)                     Media Provider shall maintain its Web site and the pages of its Web site, in a manner consistent with the intent and purpose of the Web site as it existed on the date of this Agreement and in compliance with all federal, state, and local laws relating to web-based communications.

(b)                    Media Provider shall use its best efforts to place the Client Campaign on Media Provider Properties in a manner to ensure that the Client Campaign offers are clearly and conspicuously visible.

(c)                     Media Provider shall not place a Client Campaign on any Media Provider Properties which promote, contain, or link to another media property promoting or containing: (i) violence or hatred, (ii) criminal or illegal activities, (iii) sexually explicit or obscene material, (iv) discrimination based on race, color, sex, religion, nationality, disability, sexual orientation or age, (v) libelous or other defamatory content, (vi) material that infringes on trademark, copyright, patent or other proprietary rights of another person and or entity, or (vii) false or misleading content. In the event that Leapfrog Online notifies Media Provider, or Media Provider has knowledge on their own, that any content or activity on a Media Provider Property violates this Section 5(d), Media Provider will promptly remove all Client Campaigns from such Media Provider Property. If Media Provider fails to remove all Client Campaigns affected by this Section, Leapfrog Online shall be entitled to terminate the Unique Tag until the violation has been remedied.

(d)                    Media Provider shall not display or publish any materials related to a “Client” (as that term is defined in any IO) or its products, or alter, modify, edit, or resize any of the Ad Materials associated with any particular Client Campaign without the written consent of Leapfrog Online.

(e)                     Media Provider shall implement all Unique Tags in a timely manner so that they are functional in all respects.

7.                          Nondisclosure, Data Ownership, and Privacy.

(a)                     Any information and proprietary data provided by one party, including, but not limited to, the advertisement description and pricing, set forth in the IO, shall be deemed “Confidential Information” of the disclosing party. Confidential Information shall be kept by the receiving party in the strictest confidence and shall be protected by all reasonable and necessary security measures. Confidential Information shall not be released by the receiving party to any other party without prior written approval by the disclosing party. Neither party will use any portion of Confidential Information provided by the other party hereunder for any purpose other than as set forth in this Agreement.

(b)                    All personally identifiable information regarding individual Web users, gathered by Leapfrog Online and/or Media Provider pursuant to this Agreement is the property of the Client, and is considered Confidential Information.

8.                          Intellectual Property.

(a)                     Notwithstanding the coordination of professional services and the sharing of proprietary technology, each patty shall retain all right, title and interest, including, but not limited to, its copyright, in and to its respective intellectual property, whether existing now or created in the future. Any intellectual property rights created pursuant to this Agreement shall be the property of the creating party, unless otherwise specifically stated in writing and signed by both parties.

(b)                    Media Provider will not use Leapfrog Online’s or Client’s name, trademarks, domain names, logos, Advertisements or other proprietary materials, or any variations thereto, in any form without Leapfrog Online’s prior written approval.

(c)                     Except as specifically set forth in this Agreement, no right or license is granted by the parties, either express or implied, for any trademark, trade name or domain name, or any copyright, or other intellectual property right owned, possessed, or licensed by or to the party. All use of trademarks herein and all goodwill existing, acquired or developed in the trademarks herein shall inure solely to the benefit of the owner of such trademarks. Any rights to a party’s intellectual property not specifically granted in this Agreement are expressly reserved by such party.

9.                          Representations and Warranties.

(a)                     Media Provider. Media Provider represents and warrants to Leapfrog Online that: (1) it, and the officer executing this Agreement, has sufficient legal authority and capacity to create legally binding obligations, as set forth in this Agreement; (2) Media Provider will perform its obligations and the services under this Agreement in a timely, competent, and workmanlike manner in accordance with generally accepted professional standards; (3) Media Provider’s execution, delivery and performance of this Agreement will not violate the terms of any agreement or understanding between Media Provider and any third party; (4) the Web site and all materials created or provided by Media Provider under this Agreement and all materials posted in or through its Media Provider Properties will not infringe any trademark, copyright, trade secret or other proprietary or moral right of any third party; (5) Media Provider shall comply with all applicable laws, rules, regulations and policies of the United States of America and other domestic and foreign jurisdictions including, but not limited to, anti-spamming laws; (6) Media Provider has all necessary permits, licenses, and clearances to operate Media Provider’s Web site and post all content contained therein or as given for use outside the Web site; and (7) Media Provider’s collection, sharing, and use of user email addresses and other personal information of user under this Agreement was, and will continue to be, permission-based.

(b)                    Leapfrog Online. Leapfrog Online represents and warrants to Media Provider that: (1) it, and the respective officer executing this Agreement, has sufficient legal authority and capacity to create legally binding obligations, as set forth in this Agreement; and, (2) Leapfrog Online’s execution, delivery and performance of this Agreement will not violate the terms of any agreement or understanding between Leapfrog Online and any third party.

10.                    Content Disclaimer. Media Provider is solely responsible for the development, operation, and maintenance of its Web site and all Media Provider Properties. Media Provider is also responsible for ensuring that materials posted on or through its Media Provider Properties: (a) do not violate or infringe upon the rights of any third party; and that (b) such materials are consistent with and comply with the content standards set forth in Section 6(c)(i) through (vii).

11.                    Indemnity.

(a)                     Media Provider. Media Provider will indemnify, defend, and hold harmless Leapfrog its parent, affiliated and subsidiary companies and their officers, directors, employees, agents, representatives, against any and all liabilities, judgments, damages, claims, causes of action, demands, costs, expenses (including reasonable attorneys’ fees) or losses arising out of Media Provider negligence, breach of warranty or covenant, failure to perform in accordance with this Agreement, or the failure to comply with or violation of or the alleged failure to comply with or violation of any federal, state, county and local laws, including but not limited to, any anti-spamming laws or statues in connection with the services provided to Leapfrog and Leapfrog clients pursuant to this Agreement.

(b)                    Leapfrog. Leapfrog will indemnify and hold harmless Media Provider its parent, affiliated and subsidiary companies and their officers, directors, employees, agents, and representatives, against any and all liabilities, judgments, damages, claims, demands, costs, expenses (including reasonable attorneys’ fees) or losses, arising out of Leapfrog’s breach of warranty, or failure to perform in accordance with the terms of this agreement.

12.                    Client Marketing. The parties agree that Client is a customer of Leapfrog Online. Media Provider will not directly or indirectly contact or contract with Client during the term of the Agreement and for a period of at least six (6) months after this Agreement has expired or otherwise terminated. Exceptions to this are Leapfrog Online’s insolvency and/or termination of Leapfrog Online’s Agreement with the Client.

13.                    Publicity. Neither party shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the terms hereof without prior written approval by the other party. Prior to issuing any press release, public announcement or disclosure, each party will deliver a draft of such press release, public announcement or disclosure to the other party for written approval prior to its release.

14.                    General.

(a)                     Force Majeure. Neither party shall be liable for delay or default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its reasonable control, including but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, electrical outages, network failures, acts of God, terrorism or labor disputes. In such event, Media Provider shall make every reasonable effort within five (5) business days, to recommend a substitute transmission for the Advertisement or time period for the transmission. To the extent that a force majeure has continued for five (5) business days or more, either party has the right to cancel the IO.

(b)                    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without reference to its Conflict of Law principles. The parties irrevocably submit to the personal jurisdiction of the Federal and State courts located in the State of Illinois.

(c)                     Independent Contractor Relationship. Nothing in this Agreement shall be construed or have effect as constituting any relationship of partnership between the parties. The relationship between the parties shall be that of independent contractors.

(d)                    Waiver/Severability. The failure to enforce any of the terms and conditions of this Agreement by any of the parties shall not be deemed a waiver of any other right or privilege under this Agreement or a waiver of the right to thereafter claim damages for any deficiencies resulting from any misrepresentation, breach of warranty, or nonfulfillment of any obligation of any other party to this. To be a waiver of any term or condition of this Agreement, the waiver must be in writing and signed by the party making the waiver. If any provision of this Agreement shall be deemed illegal or otherwise unenforceable, it shall be severed or altered to render it enforceable, and the remainder of the Agreement shall remain in full force and effect.

(e)                     Entire Agreement. This Agreement together with the exhibits, the IOs, and any written amendments hereto constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supercedes all prior written or oral representations. This Agreement may not be modified, amended or otherwise changed in any manner except by a written instrument executed by the party against whom enforcement is sought. In the event of an ambiguity or other conflict between the terms and conditions of this Agreement and any IO or exhibit hereto, the terms and conditions of this Agreement shall prevail.

(f)                      Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon confirmed receipt, or if sent by overnight commercial delivery service, upon the next business day after sending, or if by international courier, upon the second business day after sending. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

Leapfrog Online	CREDITCARDS.COM, LP
807 Greenwood Street	7301 RR 620 North Ste. 155-150
Evanston, IL. 60201	Austin, TX. 78726

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

(g)                   No Assignment. This Agreement may not be assigned by Media Provider without the prior express written consent of Leapfrog Online.

(h)                   Survival. The obligations of the parties hereto which, by their nature, should survive expiration or termination of this Agreement shall survive such expiration or termination.

(i)                       Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

LEAPFROG ONLINE:		MEDIA PROVIDER:

	Date		Date

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